EXHIBIT 99.1

CytRx Announces Strategic Realignment of Clinical Development Team

LOS ANGELES – November 6, 2017 -- CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced the strategic realignment of its drug development efforts for advancing new drug candidates based on its LADR™ (Linker Activated Drug Release) Technology Platform.  Going forward, CytRx's drug development, manufacturing and regulatory activities will be led by Hurley Consulting Associates Ltd., an international consulting organization based in Summit, New Jersey, which has been providing strategic consulting to the Company since 2015.
"Dr. Margaret Hurley, and her world-class team, are recognized experts in drug development and regulatory strategy and have provided CytRx with invaluable guidance and support for our ongoing initiatives for several years," said Steven A. Kriegsman, CytRx's Chairman and CEO.  "This expanded relationship will streamline fixed expenses and provide flexibility to access functional level expertise as needed to support the advancement of our LADR™ drug conjugates into clinical trials.  We believe this outsourced model provides an efficient and cost effective way to build our pipeline for the future."
"With the successful license and transition of aldoxorubicin to NantCell, Inc., CytRx is poised to file INDs with the FDA for one or more new LADR™ drug conjugates in 2018," said Shanta Chawla, M.D., CytRx's Senior Vice President of Drug Development.  "The team at Hurley Consulting has the expertise and ability to efficiently translate new drug conjugates created by CytRx's scientists at our Freiburg laboratory into clinical candidates and manage those clinical trials."  In conjunction with the expanded relationship with Hurley Consulting Associates, Dr. Chawla retired from CytRx effective October 31, 2017.  The position will be eliminated.
About CytRx Corporation

CytRx Corporation is a biopharmaceutical company specializing in research and clinical development of novel anti-cancer drug candidates that employ linker technologies to enhance the accumulation and release of drug at the tumor. Aldoxorubicin, CytRx's most advanced drug conjugate, is an improved version of the widely used chemotherapeutic agent doxorubicin and has been out-licensed to NantCell, Inc.  CytRx is also rapidly expanding its pipeline of ultra-high potency oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of potential breakthrough anti-cancer therapies.

About Hurley Consulting Associates

Hurley Consulting Associates Ltd. is an international consulting company serving the health sciences industry since 1987.  With unique expertise to prepare datasets, reports, global regulatory submission documents and dossiers, Hurley Consulting integrates nonclinical, clinical, and manufacturing and control evaluations, performs data analyses and develops and implements regulatory strategies.  Hurley Consulting has supported clients for the entire IND through NDA process and is recognized within the health sciences industry for their high level of expertise and the excellent quality of work.

Forward-Looking Statements

This press release contains forward-looking statements. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks and uncertainties relating to plans for regaining compliance with the Nasdaq rules and higher share price of our common stock; the ability of NantCell, Inc., to obtain regulatory approval for its products that use aldoxorubicin; the ability of NantCell, Inc., to manufacture and commercialize products or therapies that use aldoxorubicin; the amount, if any, of future milestone and royalty payments that we may receive from NantCell, Inc.; our ability to develop new ultra-high potency drug candidates based on our LADRTM technology platform; and other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Argot Partners
Michelle Carroll
(212) 600-1902
michelle@argotpartners.com